EXHIBIT 3(i)


Please include a typed                   MAIL TO:            For Office Use Only
self-addressed envelope.            Secretary of State
                                   Corporations Section
MUST BY TYPED                    1560 Broadway, Suite 200    971019444 0  $50.00
FILING FEE: $50.00*                 Denver, CO  80202        SECRETARY OF STATE
MUST SUBMIT TWO COPIES                (303) 894-2251         02-12-97 09:26
                                 Fax  (303) 894-2242

                               ARTICLES OF INCORPORATION


Name:  Automated Transfer Systems Corporation

Principal Street Address   15270 East 6th Avenue, #6-159, Aurora, CO  80011

Cumulative voting shares of stock is authorized.   Yes___   No _X_  (If "yes",
state provisions on separate sheet of paper).

If duration is less than perpetual, enter number of years ___________________.

There are provisions limiting or denying to shareholdes th epreemptive right to acquire additional or treasury shares of the corporation. Yes ___ No _X_

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class  ___C___ Authorize Shares 50,000,000     Par Value   .002

Stock Class  _______ Authorize Shares _________      Par Value _____________

The name of the initial registered agent and the address of the registered office is: (Corporations use last name space)

                Kern                              Donald
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   Last name                                  First & Middle Name

15279 East 6th Avenue, #6-159 Aurora, CO  80011
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                        Street Address


                                                 /s/ DONALD KERN
                                  ---------------------------------------------
                                              Signature of Registered Agent

If the article is to have a delayed effective date, please list when commencement of business is to begin:_________________________

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)

     NAME                                                        ADDRESS
Donald Kern                    15270 East 6th Avenue, #6-159, Aurora, CO  80011
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If the incorporators(s) is a natural person(s) then they must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation. The corporation is organized for any lawful purpose. A more specific purpose may be stated on a separate sheet of paper.


/s/ DONALD KERN
-------------------------------------------------
Signature




*Fees are subject to change and should be confirmed before filing.